EXHIBIT 23.1

PLS CPA, A PROFESSIONAL CORP. t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.comt

December 5, 2011

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-11/A Amendment No. 5 of our report dated August 25, 2010 relating to the financial statements as of January 31, 2010 of HOMEOWNUSA, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement

Very truly yours,

/s/PLS CPA
____________________________
PLS CPA, A Professional Corp.
San Diego, CA 92111